                                                                EXHIBIT 10.14(a)


                                                             August 10, 1998



Genomic Solutions, Inc.
4355 Varsity Drive, Suite E
Ann Arbor, Michigan 48108

Gentlemen:

     This letter (herein called the "Agreement") constitutes an agreement by and between COMERICA BANK, a Michigan banking corporation (herein called "Bank"), and GENOMIC SOLUTIONS, INC., a Delaware corporation (herein called "Company"), pertaining to that certain line of credit which Bank has made available to Company, under and pursuant to which Company may, from time to time, obtain loans and advances not to exceed Two Million Dollars ($2,000,000.00), in aggregate principal amount at any time outstanding, subject to the terms and conditions of this Agreement and the Note (said line of credit, as the same may be extended, renewed, amended and/or modified from time to time, is herein called the "Line of Credit").

     In consideration of Bank's agreement to make the Line of Credit available to Company, and in consideration of all present and future Liabilities of Company to Bank thereunder or in respect thereof, Company represents, warrants, covenants and agrees as follows:

     1. For purposes of this Agreement, the following terms shall have the following respective meanings:

          "Accounts" shall mean, collectively, all of Company's accounts receivable, general intangibles, chattel paper, contract rights, deposit accounts, documents and instruments.

          "Acquisition" shall mean any purchase or acquisition by Company and/or any of its Subsidiaries of any capital stock or other ownership interests of any other Person(s) or of the property or assets of any other Person(s), excluding purchases of Inventory and fixed assets in the ordinary course of business.

          "Affiliate" shall mean, with respect to any Person, any other Person or group acting in concert in respect of the first Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such first Person.

          "Change in Control" shall mean if those Persons owning the outstanding voting securities of Company as of the date of this Agreement shall fail, for any reason whatsoever, (i) to own at least thirty five percent (35%) of the outstanding voting securities of Company, or (ii) to retain control of Company.

          "Collateral" shall mean all of Company's Accounts, Inventory, and any and all other property, rights and interests in which a security interest, lien, mortgage or other encumbrance has been granted or has arisen, or is hereafter granted or arises, to or in favor of Bank under or in connection with any of the Loan Documents, to secure the payment and performance of the Liabilities, together with all property and assets of Company now or hereafter in possession of Bank.

          "Consolidated" or "consolidated" shall mean, when used with reference to any financial statements or accounting terms in this Agreement, the aggregate for two or more persons determined on a consolidated basis in accordance with GAAP. Unless otherwise specified herein, references to "consolidated" financial statements or data of Company includes consolidation with all Subsidiaries of Company in accordance with GAAP.

          "Contingent Obligation" shall mean any guaranty or other direct or indirect obligation or undertaking on the part of Company whereby Company is or becomes responsible for the obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, by way of agreement for the furnishing of funds to any other Person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other Person, or otherwise.


          "Control" or "control" (including, with correlative meanings, the terms "controlled by", "controlling" and "under common control with"), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Current Assets" shall mean, for any applicable Person(s) and as of any applicable time of determination, the sum of all cash, non-affiliated accounts receivable, federal income tax receivables, United States government securities, and inventories of such Person(s) at such time, all as determined in accordance with GAAP, excluding the amount of any loans or advances to Affiliates of such Person(s) and investments in Subsidiaries and Affiliates of such Person(s).

          "Current Liabilities" shall mean, for any applicable Person(s) and as of any applicable time of determination, all Debt of such Person(s) which would be classified as a current liability at such time in accordance with GAAP, including, without limitation, any portion of the Liabilities so classified as a current liability at such time.

          "Debt" shall mean, for any applicable Person(s) and as of any applicable time of determination thereof, the total liabilities of such Person(s) at such time, as determined in accordance with GAAP.

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

          "Default" shall mean any condition or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

          "Environmental Laws" shall mean all laws, codes, ordinances, rules, regulations, orders, decrees and directives issued by any federal, state, local, foreign or other governmental or quasi-governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to hazardous or toxic materials, including, without limitation, any hazardous materials or wastes, toxic substances, flammable, explosive or radioactive materials, asbestos, and/or other similar materials; any so-called "superfund" or "superlien" law pertaining to hazardous or toxic materials on or about any property at any time owned, leased or otherwise used by Company and/or any of its Subsidiaries, or any portion thereof, including, without limitation, those relating to soil, surface, subsurface groundwater conditions and the condition of the ambient air; and any other federal, state, foreign or local statute, law, ordinance, code, rule, regulation; order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic, radioactive, flammable or dangerous waste, substance or material, as now or at any time hereafter in effect.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code.

          "Event of Default" shall mean the occurrence or existence of any of the conditions or events set forth in Section 7 of this Agreement.

          "GAAP" shall mean generally accepted accounting principles consistently applied.

          "Inventory" shall mean, collectively, all of Company's goods which are held for sale or lease or which are to be furnished under contracts of service, including finished goods, work in process, raw materials, and materials to be used or consumed in Company's business.

          "Liabilities" shall mean all present and future liabilities, obligations and indebtedness of Company to Bank, howsoever created, evidenced, existing or arising, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing or arising, or due or to become due, whether under or pursuant to the Line of Credit, or otherwise, and any and all extensions, renewals, amendments, modifications and/or restatements thereof.

          "Loan Documents" shall mean this Agreement, the Note, and any and all other notes, instruments, documents and agreements between Bank, on the one hand, and Company and/or other Person(s), on the other hand, at any time evidencing, governing, securing or otherwise relating to any of the Liabilities or the Collateral.

          "Note" shall mean that certain Master Revolving Note in form similar to that attached to this Agreement as Exhibit "A", executed and delivered by Company unto Bank,

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

     with appropriate insertions, to evidence the indebtness of Company to Bank in respect of loans and advances made by Bank to or in favor of Company under the Line of Credit, as the same may be amended, restated, extended and/or renewed from time to time.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

          "Permitted Encumbrances" is defined in Section 5(c) of this Agreement.

          "Person" or "person" shall mean any individual, corporation, partnership, limited liability company, trust, incorporated or unincorporated organization, joint venture, joint stock company, government, or any agency or political subdivision thereof, or any other entity of any kind.

          "Subsidiary" of a Person shall mean any corporation, association, limited liability company, partnership or other business entity of which more than fifty percent (50%) of the outstanding voting stock or other equity interests is owned or controlled either directly or indirectly by such Person or one or more of its other Subsidiaries, or any combination thereof, or the management of which is controlled, either directly or indirectly by such Person or one or more of its other Subsidiaries, or any combination thereof.

          "Tangible Net Worth" shall mean, for any applicable Person(s) and as of any applicable time of determination thereof, the excess of (i) the net book value of the assets of such Person(s) at such time (excluding all amounts owing to such Person(s) at such time by any officers, employees or Affiliates of such Person(s), investments in Affiliates, patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill and all other intangible assets of such Person(s) at such time), after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), over (ii) the total Debt of such Person(s) at such time, all as determined in accordance with GAAP.

          "Working Capital" shall mean for any applicable Person(s) and as of any applicable time of determination thereof, an amount equal to (i) the Current Assets of such Person(s) at such time, minus (ii) the Current Liabilities of such Person(s) at such time.

     2. Subject to the terms and conditions of this Agreement and the Note, including, without limitation, the condition that no Default or Event of Default shall have occurred and be continuing or exist, Bank agrees to make loans and advances to or in favor of Company under the Line of Credit not to exceed Two Million Dollars ($2,000,000.00) in aggregate principal amount at any time outstanding. Each loan or advance made by Bank to or otherwise in favor of Company under or pursuant to the Line of Credit shall be subject to the terms and conditions of this Agreement and the Note, and the indebtedness of Company to Bank under or pursuant to the Line of Credit shall be evidenced by, shall accrue interest in accordance with, and shall be repaid in accordance with the terms of the Note. In no event and under no circumstances shall Bank be

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

obligated to make any loan or advance to or in favor of Company under the Line of Credit if any Default or Event of Default shall have occurred and be continuing or exist.

     3. Company hereby represents and warrants, and such representations and warranties shall be deemed to be continuing representations and warranties during the entire life of this Agreement, so long as Bank shall have any commitment or obligation to make loans or advances to or in favor of Company under the Line of Credit, and thereafter, so long as any Liabilities remain unpaid and outstanding under this Agreement, the Note or otherwise in respect of the Line of Credit:

     (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified and authorized to do business in each jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary, except where the failure to so qualify or be authorized shall not have a material adverse effect on the financial condition of Company, its operations or ability to carry on its business, or upon its ability to pay and perform its liabilities and obligations hereunder or otherwise in respect of the Liabilities, and Company has the corporate power and authority and legal right to own its properties and assets and to carry out its business as now being conducted; execution, delivery and performance of this Agreement, the Note, and any and all other Loan Documents to which Company is a party or by which it is otherwise bound, are within Company's corporate powers and authorities, have been duly authorized by all requisite corporate or other necessary or appropriate action, and are not in contravention or violation of law or the terms of Company's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency or authority; and this Agreement, the Note, and any other Loan Documents contemplated hereby, when executed, issued and/or delivered by Company, or by which Company is otherwise bound, will be valid and binding and legally enforceable against Company in accordance with their terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.



     (b) The execution, delivery and performance of this Agreement, the Note, and any other Loan Documents required under or contemplated by this Agreement to which Company is a party or by which it is otherwise bound, and the issuance of this Agreement, the Note, and any such other Loan Documents by Company, and the borrowings and other transactions contemplated hereby and thereby, are not in contravention or violation of the unwaived terms of any indenture, agreement or undertaking to which Company is a party or by which it or any of its property or assets is bound, and will not result in the creation or imposition of any lien or encumbrance of any nature whatsoever upon any of the property or assets of Company, except to or in favor of Bank.

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

     (c) No litigation or other proceeding before any court or administrative or governmental agency is pending, or, to the knowledge of Company or any of its officers, is threatened against Company, the outcome of which could materially impair Company's financial condition or its ability to carry on its business or its ability to pay and perform its liabilities and obligations hereunder or otherwise in respect of the Liabilities.

     (d) There are no security interests in, liens, mortgages, or other encumbrances on any of the Collateral, except Permitted Encumbrances.

     (e) No Default or Event of Default has occurred and is continuing or exists.

     (f) The most recent financial statements with respect to Company and its Subsidiaries delivered to Bank fairly present the financial condition of Company and its Subsidiaries and the results of their operations as of the date thereof and for the period(s) covered thereby in accordance with GAAP; and since December 31, 1997, there has been no material adverse change in the condition (financial or otherwise) or operations of Company or any of its Subsidiaries, and there are no material debts, liabilities or obligations (absolute or contingent) of Company or any of its Subsidiaries, except as disclosed in such financial statements (or in the notes thereto).

     4. So long as Bank shall have any commitment or obligation, if any, to make any loans or advances to or in favor of Company under the Line of Credit, and so long as any Liabilities remain unpaid and outstanding under this Agreement, the Note or otherwise in respect of the Line of Credit, Company covenants and agrees that it shall:

     (a) Furnish to Bank, or cause to be furnished to Bank, in each case, in form and detail and on a reporting basis satisfactory to Bank, the following:

          (i) as soon as available, and in any event not later than one hundred twenty (120) days after and as of the end of each fiscal year of Company, beginning with the fiscal year ending December 31, 1998, consolidated and consolidating financial statements of Company and its Subsidiaries, containing the consolidated balance sheets of Company and its Subsidiaries as of the end of each such fiscal year, consolidated and consolidating statements of income and retained earnings and statements of cash flows of Company and its Subsidiaries for each such fiscal year, and such other comments and financial details as are usually included in similar reports. Such financial statements shall be audited by independent certified public accountants of recognized standing selected by Company and acceptable to Bank, shall be prepared in accordance with GAAP, and shall be in such detail as Bank may reasonably require;

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
          (ii) as soon as available, and in any event not later than forty five
               (45) days after and as of the end of each calendar month, beginning with the month ending June 30, 1998, consolidating financial statements of Company its Subsidiaries, containing the consolidating balance sheets of Company and its Subsidiaries as of the end of each such calendar month, consolidating statements of income and retained earnings and statements of cash flows for Company and its Subsidiaries for each such calendar month and for the portion of the fiscal year of Company and its Subsidiaries through the end of the calendar month then ending, and such other comments and financial details as are usually included in similar reports. Such financial statements shall be prepared by Company in accordance with GAAP, and on a basis consistent with the annual statements to be furnished to Bank pursuant to sub-section
               (i) above, shall be in such detail as Bank may reasonably require, and shall be certified as to accuracy and fairness by the chief executive officer or chief financial officer of Company;

         (iii) simultaneous with the delivery to Bank of the respective financial statements required in sub-sections (i) and (ii) above, a compliance certificate in form and detail satisfactory to Bank, certified by the chief financial officer of Company, certifying that, as of the date thereof, to the best of such officer's knowledge, no Default or Event of Default shall have occurred and be continuing or exist, or if any Default or Event of Default shall have occurred and be continuing or exist, specifying, in detail, the nature and period of existence thereof and any action taken or proposed to be taken by Company in respect thereto, and also certifying as to whether Company is in compliance with the financial covenants contained in Sections 4(g) through (j) of this Agreement (which certificate shall set forth, in reasonable detail, Company's calculations and the resultant ratios or financial tests determined thereunder);.

          (iv) as soon as available, and in any event within forty five (45) days after and as of the end of each fiscal quarter of Company, agings of Company's accounts receivable and accounts payable for and as of the end of each such fiscal quarter, in each case, in form and detail satisfactory to Bank;

          (v) as soon as possible, and in any event within three (3) Business Days after becoming aware of the occurrence or existence of any Default or Event of Default, or of any other condition or occurrence which has had or could reasonably be expected to have a materially adverse effect upon Company's or any of its Subsidiary's business, properties, or financial condition or upon Company's ability to comply with its obligations hereunder, a written statement of an authorized officer of Company setting forth the details of such Default or Event of Default, or such other condition or occurrence, and the action which Company has taken or caused to be taken, or proposes to take or cause to be taken with respect thereto;

        (vi) prior to Company and/or any of its Subsidiaries entering into any merger, consolidation or Acquisition, pro forma consolidated and consolidating financial statements of Company and its Subsidiaries, showing the anticipated effects of such proposed merger, consolidation or Acquisition upon the financial condition and operations of Company and its Subsidiaries immediately after giving effect thereto and through the end of the fiscal quarter of Company during which such merger, consolidation or Acquisition, as the case may be, takes place, together with a compliance certificate in form and detail satisfactory to Bank, certified by the chief financial officer of Company, certifying that, to the best of such officer's knowledge, no Default or Event of Default shall have occurred and be continuing or exist, and that no Default or Event of Default shall arise, exist or occur after giving effect to such merger, consolidation or Acquisition, which certificate shall be accompanied by Company's calculations, on a pro forma basis and in reasonable detail, as to whether Company shall be in compliance with the financial covenants of Company set forth in Sections 4(g) through (j) of this Agreement immediately after giving effect to such merger, consolidation or Acquisition, as the case may be, and through the end of the fiscal quarter of Company during which such merger, consolidation or Acquisition takes place; and

        (vii) promptly, at such times as Bank may reasonably require, in form and detail satisfactory to Bank, such other information and reports as may be required under the terms of any Loan Documents or as Bank may reasonably request from time to time.

     (b) Keep proper books of record and account in which full and correct entries shall be made of all of its financial transactions and its assets and businesses so as to permit the presentation of financial statements (including, without limitation, those financial statements to be delivered to Bank pursuant to Section 4(a) above) prepared in accordance with GAAP.

     (c) Permit Bank, through Bank's authorized attorneys, accountants and representatives, to visit all of Company's offices and to make inquiries as to Company's financial matters with its directors, officers, employees, and independent certified public accountants, and to inspect, audit and examine Company's books, accounts, records, ledgers and assets and properties of every kind and description, wherever located, at reasonable intervals and times during normal business hours. So long as no Default or Event of Default shall have occurred and shall be continuing or exist, Bank shall provide Company with not less than two (2) weeks' prior written or oral notice to an officer of Company of Bank's intent or desire to conduct any such visit, inspection, audit and/or examination. In the event that any Default or Event of Default shall have occurred and be continuing or exist, Bank shall not be obligated to provide such two (2) weeks' notice to Company, and Bank shall be permitted to conduct any such visits, inspections, audits and/or examinations upon

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

     (f) Do, or cause to be done, all things necessary to preserve and keep in full force and effect Company's corporate existence, rights and franchises and comply with all applicable laws; continue to conduct and operate its business substantially as conducted and operated during the present and preceding calendar year; at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property and keep the same in good repair, working order and condition; and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     (g) Maintain, at all times, a Consolidated Tangible Net Worth of not less than Five Million Dollars ($5,000,000.00).

     (h) Maintain, on a non-consolidated basis, a Tangible Net Worth of not less than the following amounts during each of the following respective specified periods:


                                         Period                                  Amount
                                         ------                                  ------

          (i)            From the date of this Agreement through
                         September 29, 1998                                     $3,500,000
          (ii)           From September 30, 1998, through
                         December 30, 1998                                       3,750,000
          (iii)          From December 31, 1998, through March
                         30, 1999                                                4,000,000
          (iv)           From March 31, 1999, through June 29, 1999              4,250,000
          (v)            From June 30, 1999, through September 29, 1999          4,500,000
          (vi)           From September 30, 1999, through December
                         30, 1999                                                4,750,000
          (vii)          From and after December 31, 1999                        5,000,000


     (i) Maintain, at all times, Consolidated Working Capital of not less than Five Million Dollars ($5,000,000.00).

     (j) Maintain, on a non-consolidated basis, Working Capital of not less than the following amounts during each of the following specified periods:


                                       Period                                     Amount
                                       ------                                     ------
         (i)              From the date of this Agreement through
                          September 29, 1998                                    $3,500,000
         (ii)             From September 30, 1998, through
                          December 30, 1998                                      3,750,000
         (iii)            From December 31, 1998, through March
                          30, 1999                                               4,000,000
         (iv)             From March 31, 1999, through June 29, 1999             4,250,000
         (v)              From June 30, 1999, through September 29, 1999         4,500,000
         (vi)             From September 30, 1999, through December
                          30, 1999                                               4,750,000
         (vii)            From and after December 31, 1999                       5,000,000



(k) At all times meet the minimum funding requirements of ERISA with respect to Company's employee benefit plans subject to ERISA; promptly after Company knows or has reason to know of the occurrence of any event, which would constitute a reportable event or prohibited transaction under ERISA, or that the PBGC or Company has instituted or will institute proceedings to terminate an employee pension plan, deliver to Bank a certificate of an authorized officer of Company setting forth details as to such event or proceedings and the action which Company proposes to take with respect thereto, together with a copy of any notice of such event which may be required to be filed with the PBGC; and upon the request of Bank, furnish to Bank (or cause the plan administrator to furnish Bank) a copy of the annual return (including all schedules and attachments) for each plan covered by ERISA, and filed with the Internal Revenue Service by Company not later than ten (10) days after such report has been so filed. Company shall be permitted to voluntarily terminate employee pension or benefit plans, so long as any such voluntary termination is done in accordance with ERISA and does not result in a material liability or obligation to Company.

(i) Comply in all material respects with all applicable Environmental Laws, and maintain all material permits, licenses and approvals required under applicable Environmental Laws, where the failure to do so could have a material adverse effect upon the business, operations, condition (financial or otherwise) performance or properties of Company, or could have a material adverse effect upon the ability of Company to perform its obligations under this Agreement or any of the other Loan Documents or otherwise in respect of any of the Liabilities, or could materially adversely affect the enforceability of this Agreement or any of the other Loan Documents; and promptly provide to Bank, immediately upon receipt thereof, copies of any material correspondence, notice, pleading, citation, indictment, complaint, order, decree, or other document from any source asserting or alleging a violation of any Environmental Laws by Company, or of any circumstance or condition which requires or may require a financial contribution by Company, or a clean-up, removal, remedial action or other response by or on behalf of Company under applicable Environmental Law(s), or which seeks damages or civil, criminal, or punitive penalties from Company for any violation of any Environmental Law(s) by Company. Company hereby indemnifies, saves and holds Bank, and any of Bank's past, present and future officers, directors, shareholders, employees, representatives and consultants, harmless from any and all losses, damages, suits, penalties, costs, liabilities and expenses, (including, without limitation, reasonable legal expenses and attorneys fees) incurred or arising out of any claim, loss or damage of any property, injuries to or death of any persons, contamination of or adverse effects on the environment, or other violation of any applicable Environmental Law(s), in any case, caused by Company or any of its Subsidiaries, or in any way related to any property owned or operated by Company or any of its Subsidiaries, or due to any acts of Company or any of its Subsidiaries, or any of their respective officers, directors, shareholders, employees, consultants and/or representations; provided, however that the foregoing indemnification shall not be applicable, and Company shall not be liable for any such losses, damages, suits, penalties, costs, liabilities or expenses, to the extent (but only to the extent) the same arise or result from any gross negligence or willful misconduct of Bank or any of its agents or employees.

     5. So long as Bank shall have any commitment or obligation to make any loans or advances to or in favor of Company under the Line of Credit, and so long as any Liabilities remain unpaid and outstanding under this Agreement, the Note, or otherwise in respect of the Line of Credit, Company covenants and agrees that it shall not, without the prior written consent of Bank:

     (a) Declare or pay any dividends on, or make any other distribution (whether by reduction of capital or otherwise) with respect to, any shares of its capital stock, except dividends payable solely in its capital stock.

     (b) Purchase, redeem, retire or otherwise acquire any shares of its capital stock, or make any commitment to do so, to the extent that the aggregate amount(s) paid or otherwise expended by Company in respect of all such purchases, redemptions, retirements and acquisitions would exceed Two Hundred Fifty Thousand Dollars ($250,000.00).

     (c) Create, incur, assume or suffer to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind upon any of Company's Accounts, Inventory or other Collateral, whether now owned or hereafter acquired, other than the following (collectively, "Permitted Encumbrances"):

          (i) liens, mortgages, security interests and encumbrances to or in favor of Bank;

          (ii) liens for taxes, assessments or other governmental charges incurred in the ordinary course of business and for which no interest, late charge or penalty is attaching or which is being contested in good faith by appropriate proceedings diligently pursued and, if requested by Bank, bonded in an amount and manner satisfactory to Bank;

     (iii)liens, not delinquent, created by statute in connection with workers' compensation, unemployment insurance, social security, old age pensions (subject to the applicable provisions of this Agreement) and similar statutory obligations;

     (iv) liens in favor of mechanics, materialmen, carriers, warehousemen or other like statutory or common law liens securing obligations incurred in good faith in the ordinary course of business that are not yet due and payable;

     (v) minor encumbrances or imperfections of title consisting of existing or future zoning restrictions, existing recorded rights-of-way, existing recorded easements, existing recorded private restriction or existing or future public restrictions on the use of real property, none of which (individually or in the aggregate) materially impairs, or would materially impair, the present or future use of such property in the operation of the business for which it is used, or would be violated in any material respect by any existing or proposed structure or land use or would have a material adverse effect on the sale or lease of such property, or render title thereto unmarketable; and

     (vi) any liens and encumbrances existing as of the date of this Agreement, as more particularly identified in Schedule 5(c) attached hereto.

(d) Incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness or liability for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, or any other indebtedness whatsoever, except:

          (i)  the Liabilities;

          (ii) existing indebtedness to the extent set forth on Schedule 5(d) attached hereto;

          (iii) unsecured trade indebtedness incurred and paid in the ordinary course of business;

          (iv) additional indebtedness incurred or assumed by Company from and after the date of this Agreement in respect of mergers or consolidations involving Company, Acquisitions by Company, and acquisitions of fixed assets and Inventory by Company in the ordinary course of business, to the extent, in each case, the incurrence or assumption of such indebtedness would not result in or cause any Default or Event of Default; and

          (v)  indebtedness secured by Permitted Encumbrances.

(e) Incur or otherwise become liable or obligated for or upon any Contingent Obligations, except: (i) guaranties in favor of Bank; (ii) the endorsement of negotiable instruments in the ordinary course of business for deposit or collection; and (iii) other Contingent Obligations not to exceed One Hundred Thousand Dollars ($100,000.00) at any time in respect of any single Contingent Obligation (or series of related Contingent Obligations), and not to exceed Five Hundred Thousand Dollars ($500,000.00) in aggregate, at any time, for all such Contingent Obligations.

(f) Subordinate any indebtedness due to it from a Person to indebtedness of other creditors of such Person.

(g) Sell, lease (as lessor), transfer or otherwise dispose of properties and assets having an aggregate book value of more than One Million Five Hundred Thousand Dollars ($1,500,000.00) (whether in one transaction or in a series of transactions), except as to the sale of Inventory and equipment in the ordinary course of business; change its name; or consolidate with or merge into any other Person, unless, at the time of any such merger or consolidation and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, or exist, and, in the case of any such merger or consolidation in which Company shall not be the survivor thereof, (A) the surviving entity shall be a corporation or other business entity organized under the laws of the United States of America, or any State thereof, (B) such survivor shall, in writing, unconditionally assume all Liabilities of Company to Bank, and (C) there shall be no legal or regulatory restrictions or impediments upon Bank's ability to maintain a lending or contractual relationship with such surviving entity; provided, however, and notwithstanding the foregoing, in the event that Company enters into any such merger or consolidation in which Company shall not be the survivor thereof, Bank shall have the right, in its sole discretion, to terminate any commitment or obligation of Bank to make loans or advances or otherwise extend credit to or in favor of Company, whether under the Line of Credit or otherwise, upon sixty (60) days' prior written notice to Company (or such surviving entity), and upon expiration of such sixty (60) day period of time, any such commitment or obligation on the part of Bank shall terminate and all Liabilities, whether under the Line of Credit or otherwise, shall become due and payable (unless sooner accelerated in accordance with the terms of this Agreement or any other relevant Loan Document(s))

(h) Allow any fact, condition or event to occur or exist with respect to any employee pension or profit sharing plan established or maintained by it which might constitute grounds for termination of any such plan or for the court appointment of a trustee to administer any such plan; or permit any such plan to be the subject of termination proceedings (whether voluntary or involuntary) from which termination proceedings there may result in a liability of Company to the PBGC which, in the opinion of Bank, will have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of Company.

     (i) Furnish Bank with any certificate or other document that contains any untrue statement of a material fact or omits to state a material fact necessary to make such certificate or document not misleading in light of the circumstances under which it was furnished.

     (j) Apply any of the proceeds of any loan, advance or other extension of credit by Bank to or in favor of Company, to the purchase or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

     6. In respect of the Line of Credit, Company agrees to pay to Bank the following nonrefundable fees:

     (a)  A closing fee equal to $2,500.00.

     (b) A facility fee equal to one quarter of one percent (.25%) per annum on the daily average balance of the unused principal amount of the Line of Credit (i.e., the maximum principal amount of the Line of Credit minus the average daily principal amount outstanding thereunder). Said fee shall be payable quarterly, in arrears, commencing on October 1, 1998, and on the first day of each succeeding January, April, July and October thereafter, and shall be computed on the basis of a 360-day year and shall be assessed for the actual number of days elapsed.

     (c) In the event that, as a result of the occurrence and/or existence of any Default(s) or Event(s) of Default, Bank notifies Company that Bank shall not make any further loans or advances to or in favor of Company under the Line of Credit until such Default(s) or Event(s) of Default are cured or remedied to the satisfaction of Bank, the obligation of Company to pay such facility fee to Bank shall be suspended until such time that Bank notifies Company that loans and advances are again available to Company under the Line of Credit.

     7. The occurrence and/or existence of any of the following conditions or events shall constitute an "Event of Default":

     (a) Company shall fail to pay the principal of or interest on or shall otherwise fail to pay any other amount owing by Company to Bank under this Agreement, the Note, or otherwise in respect of the Line of Credit and any such default in payment shall continue for five (5) days; or Company shall fail to pay any other amount owing by Company to Bank, when due, and such default in payment shall continue unremedied or uncured beyond any applicable period of grace provided with respect thereto, if any, in the relevant Loan Document(s);

     (b) any material representation, warranty, certification or statement made or deemed to have been made by Company herein, or by any Person(s) (including, without V limit, Company) in any certificate, financial statement or other document or agreement delivered by or on behalf of Company in connection with the Liabilities or any of the Loan Documents, shall prove to be untrue in any material respect;


     (c) Company shall fail to observe or perform any condition, covenant or agreement of Company set forth in Sections 4(a),(b),(e),(f),(k) or
          (1) of this Agreement, and any such failure shall continue unremedied or uncured for a period of thirty (30) days after written notice from Bank to Company; or Company shall fail to observe or perform any other condition, covenant or agreement of Company set, forth in this Agreement;

     (d) Company shall fail to observe or perform any condition, covenant or agreement of Company set forth in any other Loan Document (other than as provided in subparagraphs (a) and (c) above), and such default shall remain unremedied or uncured beyond any applicable period of grace or cure, if any, provided with respect thereto;

     (e) if, for any reason or cause whatsoever, Steven J. Richvalsky or Jeffrey Williams shall fail to be employed by and remain an officer of Company and/or shall fail to actively participate in the management of Company, whether by reason of death, resignation or otherwise; or if there shall be any Change in Control;

     (f) if Company becomes insolvent or unable to pay its debts as they become due, or if Company becomes the subject of a voluntary or involuntary proceeding in bankruptcy, and in the case of any such involuntary proceeding, the same remains undismissed or unstayed for sixty (60) days following the commencement thereof; or if Company makes an assignment for the benefit of creditors or becomes subject to a reorganization or creditor composition proceeding, and, in the case of any such involuntary proceeding, the same remains undismissed or unstayed for sixty (60) days following the commencement thereof; or if Company ceases doing business as a going concern or dissolves or liquidates; or if any receiver, trustee or custodian shall be appointed for all or substantially all of the property or assets of Company, and, in the case of any involuntary appointment, such receiver, trustee or custodian is not discharged within sixty (60) days of such appointment;

     (g) if there is any termination, notice of termination, or breach of any guaranty, pledge, collateral assignment or subordination agreement relating to all or any part of the Liabilities, and any such breach shall remain unremedied or uncured beyond any applicable period of grace or cure, if any, provided with respect thereto;

     (h) if Company shall fail to pay, when due, any of its Debt (other than to Bank) or shall fail to observe or perform any term, convenant, agreement or condition in any document evidencing, securing or relating to any such Debt, and any such failure shall continue beyond any period of grace or cure, if any, provided with respect thereto; or


     (i) if there is filed or issued a levy or writ of attachment or garnishment or other like judicial process upon a material portion of the assets of Company or any of the Collateral.

     8. Upon the occurrence and at any time during the continuance or outstanding existence of any Event of Default, Bank may declare any or all outstanding Liabilities to be due and payable, whether under the Note or otherwise, whereupon all such Liabilities then outstanding shall immediately become due and payable, without further notice or demand,and any commitment or obligation, if any, on the part of Bank to make loans or otherwise extend credit to or in favor of Company, whether under the Line of Credit or otherwise, shall immediately terminate; without any necessity of prior notice or demand, each of which is hereby expressly waived by Company. Further, upon the occurrence or at any time during the continuance or existence of any Event of Default hereunder, Bank may collect, deal with and dispose of all or any part of any Collateral in any manner permitted or authorized by the Michigan Uniform Commercial Code or other applicable law (including public or private sale), and after deducting expenses (including, without limitation, reasonable attorneys' fees and expenses), Bank may apply the proceeds thereof in part or full payment of any of the Liabilities, whether due or not, in any manner or order Bank elects. In addition to the foregoing, upon the occurrence and at any time during the continuance or existence of any Event of Default hereunder, Bank may exercise any and all rights and remedies available to it as a result thereof, whether by agreement, by law, or otherwise.

     9. COMPANY HEREBY ACKNOWLEDGES AND AGREES THAT COMPANY'S COMPLIANCE WITH THE TERMS AND CONDITIONS SET FORTH HEREIN, AND THE ABSENCE OF ANY EVENT OF
DEFAULT HEREUNDER, SHALL NOT, IN ANY WAY WHATSOEVER, LIMIT, RESTRICT OR OTHERWISE AFFECT OR IMPAIR BANK'S RIGHT OR ABILITY TO MAKE DEMAND FOR PAYMENT OF ANY OR ALL OF THE LIABILITIES WHICH MAY BE ON A DEMAND BASIS AT ANY TIME IN BANK'S SOLE AND ABSOLUTE DISCRETION, WITH OR WITHOUT REASON OR CAUSE, AND THE EXISTENCE OF ANY EVENT OF DEFAULT HEREUNDER SHALL NOT BE THE SOLE REASON OR BASIS FOR ENABLING BANK TO MAKE DEMAND FOR PAYMENT OF ALL OR ANY PART OF SUCH LIABILITIES.

     10. No forbearance on the part of the Bank in enforcing any of its rights or remedies under this Agreement or any other Loan Document, nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by Company hereunder or any such other Loan Document, shall constitute a waiver of any of the terms of this Agreement or such Loan Document or of any such right or remedy.

     11. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Michigan.

     12. All covenants, agreements, representations and warranties by or on behalf of Company made in connection with this Agreement and any other Loan Documents shall survive the borrowing hereunder or thereunder and shall be deemed to have been relied upon by Bank. All statements contained in any certificate or other document delivered to Bank at any time by or on behalf of Company pursuant hereto shall constitute representations and warranties by Company.

     13. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that Company shall not assign or transfer any of its rights or obligations hereunder or otherwise in respect of any of the Liabilities without the prior written consent of Bank.

     14. COMPANY AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVE ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE LIABILITIES.

     If the foregoing is acceptable to Company, please indicate such with the authorized signature(s) of Company as provided below.

                                   Very truly yours,

                                   COMERICA BANK

                                   By: /s/ Ronald M. Ruks
                                      -------------------------------------

                                   Its: Account Officer
                                      -------------------------------------




ACCEPTED AND AGREED:

GENOMIC SOLUTIONS, INC.

 By:  Steven J. Richvalsky
     -------------------------------------

 Its: Chief Financial Officer
     -------------------------------------

Dated: August 10, 1998
     -------------------------------------

                      NOTICE OF EXTENSION OF MATURITY DATE


              With reference to that certain $2,000,000.00 Master Revolving Note dated as of August 10, 1998 (the "Note"), executed and delivered by GENOMIC SOLUTIONS, INC., a Delaware corporation ("Company"), unto Comerica Bank, a Michigan banking corporation ("Bank"), the Bank hereby agrees to extend the Maturity Date of the Note from July 1, 1999, to July 1, 2000.

              This Notice is for the sole and exclusive purpose of extending the Maturity Date of the Note, and, except as so modified hereby, all other terms and conditions of the Note shall remain in full force and effect. Nothing set forth herein shall be deemed to be a release, discharge or novation of any of the Indebtedness of Company to Bank under the Note, and all of such Indebtedness shall continue to be evidenced by and governed by the Note.

              Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Note.

                                                COMERICA BANK

                                                By:  /s/ Ronald M. Ruks
                                                     ---------------------------

                                                Its: Account Officer
                                                     ---------------------------

                                                Dated: 4/23/99
                                                       -------------------------

      ACKNOWLEDGED AND AGREED:

      GENOMIC SOLUTIONS, INC.

      By: /s/ Steven J. Richvalsky
          -------------------------------

       Its: Executive Vice President
            Chief Financial Officer
            -----------------------------

                                                                 [COMERICA LOGO]

COMERICA BANK                            REGIONAL METROPOLITAN CORPORATE BANKING
                                                         WEST OAKLAND LOAN GROUP
                                                               35405 GRAND RIVER
                                                      FARMINGTON, MICHIGAN 48335
                                                       TELEPHONE: (248) 442-9708
                                                             FAX: (248) 442-9710

                                                                     RON M. RUKS
                                                                 ACCOUNT OFFICER


April 23, 1999



Mr. Steven Richvalsky
CFO
Genomic Solutions Inc.
4355 Varsity Dr., Suite E
Ann Arbor, MI 48108

Dear Mr. Richvalsky:



I am pleased to inform you that Comerica Bank ("Comerica") has agreed to extend the working capital loan until July 1, 2000 (the "Loan") to Genomic Solutions, Inc. for those purposes and on those terms and conditions set forth on the attached Term Sheet (the "Commitment").

As a condition to extending this credit facility, Comerica must be provided with all documents and information required by Comerica in form and substance satisfactory to Comerica within a reasonable period of time. A further condition of extending this credit facility is continued compliance with the existing letter agreement and amendment between Genomic Solutions, Inc. and Comerica.

The financial services industry is extremely competitive. We view our approaches and insights in the development of a complete value generating financing program as proprietary. As such, we expect that the financing arrangements discussed here herein be kept in confidence. This content should not be shared with other financial institutions by you, the borrower, or by your financial advisors, excluding lenders associated with the $6,000,000 subordinated debt financing.

Please indicate your acceptance of this Commitment by signing below where indicated, and return your signed copy of this letter to me. This Commitment may only be accepted as drawn, and may not be accepted in part, conditionally or subject to modification.

Please call me at (248) 442-9708 if you have any questions regarding the terms of this Commitment or the closing of this transaction.

Sincerely,

COMERICA BANK

By:  /s/ Ron M. Ruks
     --------------------------
     Ron M. Ruks

Its: Account Officer

                                                                 [COMERICA LOGO]

                                   ACCEPTANCE

The undersigned hereby accepts this Commitment and agrees to be fully bound by the terms and conditions set forth therein.

GENOMIC SOLUTIONS, INC.

By:     /s/ Steven J. Richvalsky
        -------------------------
        Steven J. Richvalsky

Title:  CFO

Date:   April 23, 1999
        -------------------------

Attachment

                                 April 29, 1999



Genomic Solutions, Inc.
4355 Varsity Drive, Suite E
Ann Arbor, MI 48108

                                           Amendment No. 1 Letter Loan Agreement

Gentlemen:

         This letter (this "Amendment") amends the letter loan agreement (the "Agreement") dated August 10, 1998 by and between Comerica Bank, a Michigan banking corporation ("Bank"), and Genomic Solutions, Inc. a Delaware corporation ("Company"). Terms used and not otherwise defined in this Amendment have the meanings ascribed to them in the Agreement.

         In consideration of the mutual promises made in this Amendment, and other valuable consideration, the receipt and sufficiency of which is acknowledged, Bank and Company agree as follows:

1. Section 1 of the Agreement is amended to add the following additional definitions in appropriate alphabetical order:

     "Effective Tangible Net Worth" shall mean for any applicable Person(s)' and as of any applicable time of determination thereof, the sum of the Person(s)' Tangible Net Worth plus the Person(s) Subordinated Debt.

     "Subordinated Debt" shall mean, for any applicable Person(s) and as of any applicable time of determination thereof, debt of the Person(s) subordinated to the Person(s)' debt to Bank, in manner and by agreement satisfactory to Bank.

2. Section 1 of the Agreement is further amended by deleting the definition of Current Liabilities in its entirety and replacing it with the following:
     "Current Liabilities" shall mean, for any applicable Person(s) and as of any applicable time of determination, the difference of (a) all Debt of such Person(s) which would be classified as a current liability at such time in accordance with GAAP, including, without limitation, any portion of the Liabilities so classified as a current liability at such time minus
     (b) the current maturities of capital lease obligations at such time, determined in accordance with GAAP.

3. Subsection 4(a)(ii) is amended by replacing the terms "forty-five (45) days" with "thirty (30) days"

4. Subsection 4(g) of the Agreement is amended by deleting it in its entirety and replacing with the following:

Genomic Solutions, Inc.
April 29, 1999
Page 2


     (g) Maintain a Consolidated Effective Tangible Net Worth of not less than the following amounts during each of the following specified periods.

                      Period                                                      Amount
                      ------                                                      ------
          (i)   From the date of this Agreement through April 29, 1999            $1,000,000
          (ii)  From April 30, 1999 through June 30, 1999                         $4,650,000
          (iii) From July 1, 1999 through September 30,1999                       $3,250,000
          (iv)  From October 1, 1999 through January 30, 2000                     $2,900,000
          (v)   From and after January 31, 2000                                   $7,500,000

5. Subsection 4(h) of the Agreement is amended by deleting it in its entirety and replacing it with the following:

     (h) Maintain, on a non-consolidated basis, an Effective Tangible Net Worth of not less than the following amounts during each of the following respective specified periods (figures in parenthesis indicate a negative amount):

                      Period                                                      Amount
                      ------                                                      ------
          (i)   From the date of this Agreement through April 29, 1999            ($500,000)
          (ii)  From April 30, 1999 through June 30, 1999                         $2,900,000
          (iii) From July 1, 1999 through September 30, 1999                      $1,500,000
          (iv)  From October 1, 1999 through January 30, 2000                     $1,150,000
          (v)   From and after January 31, 2000                                   $5,750,000

6. Section 4(i) of the Agreement is amended by deleting it in its entirety and replacing it with the following:

     (i) Maintain Consolidated Working Capital of not less than the following amounts during each of the following respective periods:

                     Period                                                       Amount
                     ------                                                       ------
          (i)   From the date of this Agreement through April 29, 1999            0
          (ii)  From April 30, 1999 through June 30, 1999                         $3,500,000
          (iii) From July 1, 1999 through September 30, 1999                      $1,900,000
          (iv)  From October 1, 1999 through January 30, 2000                     $1,350,000
          (vi)  From and after January 31, 2000                                   $6,000,000

Genomic Solutions, Inc.
April 29, 1999
Page 3


7. Subsection 4(j) of the Agreement is amended by deleting in its entirety and replacing it with the following:

     (j) Maintain, on a non-consolidated basis, Working Capital of not less than the following amounts during each of the following respective specified periods (figures in parenthesis indicate a negative amount):

                     Period                                                       Amount
                     ------                                                       ------

          (i)   From the date of this Agreement through April 29, 1999            (1,000,000)
          (ii)  From April 30, 1999 through June 30, 1999                         $2,500,000
          (iii) From July 1, 1999 through September 30, 1999                      $  900,000
          (iv)  From October 1, 1999 through January 30, 2000                     $  350,000
          (vi)  From and after January 31, 2000                                   $5,000,000

8. Section 4 of the Agreement is further amended to add the following additional subsection (m):

     (m) Prior to April 30, 1999, close on terms acceptable to Bank the subordinated debt financing in the aggregate principal amount of at least S6,000,000 described in the letter of intent, dated March 17, 1999 issued by White Pines Limited Partnership I and Pacific L.P. and accepted by the Company (the "April, 1998 Subordinated Debt").

9. Subsection 5(c) of the Agreement is amended to add the following additional clauses (vii) and (viii):

     (vii) any liens or encumbrances on specific leased equipment under lease facilities between the Company and third parties, including Transamerica Business Credit Corporation, which facilities in the aggregate do not exceed $3,000,000 (the "Lease Facilities").

     (viii) liens or encumbrances on assets of the Company and its subsidiaries, in connection with the April, 1998 Subordinated Debt Financing,

10. Subsection 5(d) of the Agreement is amended to add the following additional clauses (vi) and (vii):

     (vi) indebtedness and/or rents and other lease obligations under the Lease facilities.

Genomic Solutions, Inc.
April 29, 1999
Page 4


     (vii) the April 1998 Subordinated Debt Financing.

11. Schedules 5(c) and 5(d) to the Agreement are replaced by Schedules 5(c) and 5(d) to this Amendment.

12. On or before October 31, 1999, the Company must execute an Advance Formula Agreement in the form attached hereto as Exhibit A.

13. In consideration for the Bank's entering into this Amendment, the Company shall pay the Bank an amendment fee of S40,000. In addition, Company shall reimburse Bank for all of Bank's out-of-pocket expenses and reasonable attorney fees incurred in connection with the closing of the transactions contemplated by this Amendment.

14. The Company hereby reaffirms the representations and warranties set forth in Section 3 of the Agreement and acknowledges and confirms that those representations and warranties are continuing representations and warranties during the life of the Agreement. Without limiting the foregoing, the Company reaffirms those representations and warranties as of October 31, 1998 and as of April 29, 1999.

15. The effectiveness of this Amendment is conditioned on the Bank's receipt of the following:

     a.   The amendment fee of $40,000.

     b. A pledge of all of the Company's equity interests in all of its Subsidiaries, including without limitation Genomic Solutions Ltd. ("Genomic-U.K.") and Genomic Solutions, K.K. ("Genomic-Japan") as collateral security for the Company's Liabilities to the Bank, together with original stock certificates and stock powers signed in blank.

     c. Guaranties of all of Company's obligations to Bank executed by each of Company's Subsidiaries, including without limitation Genomic-U.K. and Genomic-Japan.

     d. No later than May 15, 1999, Certified Articles of Incorporation, Bylaws, and Good Standing Certificate (or comparable documents for the jurisdiction of incorporation) of Genomic-U.K., Articles of Incorporation (or comparable documents for the jurisdiction of incorporation) of Genomic-Japan, certified by an authorized officer or director of Genomic-Japan and Resolutions duly adopted by the respective boards of directors of Genomic-U.K. and Genomic-Japan, in each case certified by an authorized officer of director and authorizing execution of their respective guaranties and such other matters as Bank may reasonably require.

Genomic Solutions, Inc.
Apnil 29, 1999
Page 5


15. Except as amended by this Amendment, the terms of the Agreement and the other Loan Documents shall remain in full force and effect.

16. This Amendment is executed as of April 29, 1999, but effective as of October 31, 1998.

17. If the foregoing is acceptable to Company, please indicate such with the authorized signature of Company as provided below.

Genomic Solutions, Inc.
April 29, 1999
Page 6



                                                Very truly yours,

                                                COMERICA BANK


                                                By:  Ronald M. Ruks
                                                     --------------------------

                                                Its: Account Officer
                                                     --------------------------

ACCEPTED AND AGREED:

GENOMIC SOLUTIONS, INC.



By:  Steven J. Richvalsky
     ----------------------------------

Its: Executive Vice President & CFO
     ----------------------------------

Dated: April 29, 1999
       --------------------------------

                                February 29, 2000

Genomic Solutions, Inc.
4355 Varsity Drive, Suite E
Ann Arbor, MI 48108

                                        AMENDMENT NO. 2 TO LETTER LOAN AGREEMENT

Gentlemen:


     This letter (this "Amendment"), effective as of September 30, 1999 (the "Effective Date") amends the letter loan agreement dated August 10, 1998 (as amended by the Amendment No. 1 to Letter Loan Agreement dated April 29, 1999, the "Agreement") by and between Comerica Bank, a Michigan banking corporation ("Bank"), and Genomic Solutions, Inc. a Delaware corporation ("Company"). Terms used and not otherwise defined in this Amendment have the meanings ascribed to them in the Agreement.

     In consideration of the mutual promises made in this Amendment, and other valuable consideration, the receipt and sufficiency of which is acknowledged, Bank and Company agree as follows:

1. Subsection 4(g) of the Agreement is amended by deleting it in its entirety and replacing with the following:

     (g) Maintain a Consolidated Effective Tangible Net Worth of not less than the following amounts during each of the following specified periods:


                    Period                                                    Amount
                    ------                                                    ------
          (i)  On the Effective Date of this Agreement at all times
               thereafter through January 30, 2000                          $2,900,000
          (ii) On and after January 31, 2000                                $8,500,000

2. Subsection 4(h) of the Agreement is amended by deleting it in its entirety and replacing it with the following:

     (h) Maintain, on a non-consolidated basis, an Effective Tangible Net Worth of not less than the following amounts during each of the following respective specified periods:

Genomic Solutions, Inc.
February 29, 2000
Page 2



                    Period                                                    Amount
                    ------                                                    ------
         (i)   On the Effective Date of this Agreement and all times
               thereafter through January 30, 2000                         $1,000,000
         (ii)  On and after January 31, 2000                               $6,500,000

3. Section 4(i) of the Agreement is amended by deleting it in its entirety and replacing it with the following:

     (i) Maintain Consolidated Working Capital of not less than the following amounts during each of the following respective periods:


                    Period                                                    Amount
                    ------                                                    ------
         (i)   On the Effective Date of this Agreement and at all times
               thereafter through January 30, 2000                         $1,350,000
         (ii)  From and after January 31, 2000                             $6,750,000

4. Subsection 4(j) of the Agreement is amended by deleting it in its entirety and replacing it with the following:

     (j) Maintain, on a non-consolidated basis, Working Capital of not less than the following amounts during each of the following respective specified periods:


                    Period                                                    Amount
                    ------                                                    ------
         (i)   On the Effective Date of this Agreement and at all times
               thereafter through January 30, 2000                         $  350,000
         (ii)  On and after January 31, 2000                               $5,750,000

5. The requirement set forth in paragraph 12 of the Amendment No. 1 to Letter Loan Agreement that the Company execute an Advance Formula Agreement on or before October 31, 1999 is hereby deleted and of no force or effect.

6. In consideration for the Bank's entering into this Amendment, the Company shall pay the Bank an amendment fee of $10,000. In addition, Company shall reimburse Bank for all of Bank's out-of-pocket expenses and reasonable attorney fees incurred in connection with the closing of the transactions contemplated by this Amendment.

Genomic Solutions, Inc.
February 29, 2000
Page 3


7. The Company hereby reaffirms the representations and warranties set forth in Section 3 of the Agreement and acknowledges and confirms that those representations and warranties are continuing representations and warranties during the life of the Agreement. Without limiting the foregoing, the Company reaffirms those representations and warranties as of the Effective Date and as of February 29, 2000.

8. The effectiveness of this Amendment is conditioned on the Bank's receipt of the following:

     a.  The amendment fee of $10,000.

     b. This Amendment, fully executed by the Company and each of the undersigned Guarantors.

9. Except as amended by this Amendment, the terms of the Agreement and the other Loan Documents shall remain in full force and effect.

10. This Amendment is executed on February 29, 2000 but is effective as of the Effective Date.

11. If the foregoing is acceptable to Company, please indicate such with the authorized signature of Company as provided below.

                                             Very truly yours,

                                             COMERICA BANK

                                             By: /s/ Ronald M. Ruks
                                                --------------------------------

                                             Its: Assistant Vice President
                                                --------------------------------

ACCEPTED AND AGREED:

GENOMIC SOLUTIONS, INC.

By: /s/ Steven J. Richvalsky
   -------------------------

Its: Exec. VP & CFO
   -------------------------

Dated: February 29, 2000
     -----------------------

Genomic Solutions, Inc.
February 29, 2000
Page


Each of the undersigned Guarantors acknowledges the Company's execution of the foregoing Amendment and consents to the terms of the Amendment. Each Guarantor ratifies and confirms its Guaranty of the obligations of the Company to the Bank and acknowledges that such Guaranty remains in fully force and effect in accordance with its terms.

GENOMIC SOLUTIONS, K.K.


By: /s/ Jeffrey S. Williams
   -------------------------

Its: Director
   -------------------------

Dated:
     -----------------------


GENOMIC SOLUTIONS, LTD.


By: /s/ Jeffrey S. Williams
   -------------------------

Its: Chairman
   -------------------------

Dated:
     -----------------------

                      NOTICE OF EXTENSION OF MATURITY DATE



     With reference to that certain $2,000,000.00 Master Revolving Note dated as of August 10, 1998 (the "Note"), executed and delivered by GENOMIC SOLUTIONS, INC., a Delaware corporation ("Company"), unto Comerica Bank, a Michigan banking corporation ("Bank"), the Bank hereby agrees to extend the Maturity
Date of the Note from July 1, 2000, to July 1, 2001.

     This Notice is for the sole and exclusive purpose of extending the Maturity Date of the Note, and, except as so modified hereby, all other terms and conditions of the Note shall remain in full force and effect. Nothing set forth herein shall be deemed to be a release, discharge or novation of any of the Indebtedness of Company to Bank under the Note, and all of such Indebtedness shall continue to be evidenced by and governed by the Note.

     Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Note.



                                             COMERICA BANK

                                             By: /s/ Ronald M. Ruks
                                                 ---------------------------
                                                     Ronald M. Ruks

                                             Its: Assistant Vice President

                                             Date: March 6, 2000
                                                   -------------------------

ACKNOWLEDGED AND AGREED:

GENOMIC SOLUTIONS, INC.

By:  /s/ Steven J. Richvalsky
     ---------------------------
Its: Executive Vice President
     ---------------------------
     Chief Financial Officer

Schedule 5.C = Encumbrances

                                 LIST OF LEASES
                                 --------------

I.   Geonomic Solutions Inc.


Date of       Agreement with                            Length of      Location       Monthly        Comments
Agreement                                               Agreement-                    Payment
                                                        months

7/8/97        Highland Industrial Park                      60          Ann Arbor                     Effective 1/1/98
              Transamerica Business Credit Corporation  Master Lease
              ("Transamerica")
7/16/98          TRANSAMERICA EXHIBIT #1                    48                         $2,009.57      $77.507.00 leased equipment
7/16/98          TRANSAMERICA EXHIBIT #2                    36                         $2,537.79      $78,444.83 leased equipment
10/12/98         TRANSAMERICA EXHIBIT #3                    48                         $2,150.80      $82,954.22 lease equipment
10/27/98         TRANSAMERICA EXHIBIT #4                    48                         $4,451.61      $171,693.63 leased equipment
2/11/99          TRANSAMERICA EXHIBIT #5                    48                         $5,139.40      $200,109.00 leased equipment
12/17/98         TRANSAMERICA EXHIBIT #6                    36                         $3,652.07      $112,888.04 leased equipment
3/1/99           TRANSAMERICA EXHIBIT #7                    48                         $5,388.14      $205,886.53 leased equipment
3/5/99           TRANSAMERICA EXHIBIT #8                    36                         $2,247.30      $69,465.61 leased equipment
3/1/99           TRANSAMERICA EXHIBIT #9                    36                         $4,662.20      $152,758.70 leased equipment
4/1/99           TRANSAMERICA EXHIBIT #10                   48                         $5,956.00      $229,717.00 leased equipment
5/24/99          TRANSAMERICA EXHIBIT #11                   48                         $2,108.46      $86,200.13 leased equipment
5/17/99          TRANSAMERICA EXHIBIT #12                   48                         $1,515.50      $49,655.61 leased equipment
10/22/99         TRANSAMERICA EXHIBIT #13                   48                         $9,130.76      $346,562.17 leased equipment
7/22/98        Dart Container                               60        Lansing                         Lansing Facility Lease
6/23/98        GMAC                                         36                           $424.81      98 Chevy Venture Van
7/15/98        ADT Security Services                        12                           $687.04      per year
10/6/97        Dell Financial Services                      36        Ann Arbor          $137.52      Dell Computer
1/16/98        Dell Financial Services                      36        Ann Arbor          $172.71      Dell Computer
1/22/98        Green Tree Vendor Services                   36                           $151.27      Gateway computer w/printer
12/18/98       Chrysler Financial                           24        Ann Arbor          $334.35      1999 Grand Caravan
12/18/98       Chrysler Financial                           24        Lansing            $334.35      1999 Grand Caravan
1/5/98         Old Kent Leasing                             36        Ann Arbor           $84.75      Fax Machine
2/26/98        IKON                                         60        Ann Arbor           397.00      Ricoh Copier
10/21/98       Off Tech                                     35        Chelmsford         $494.00      Ricoh Copier
1/11/99        Accutemp Engineering Inc                     12        Chelmsford          $36.25      Preventive Maintenance -
                                                                                                      Lab Equipment
12/2/98        EZ Mini Storage                         Month to Month Chelmsford         $195.00      Off site storage
3/2/98         EZ Mini Storage                         Month to Month Chelmsford         $195.00      Off site storage
12/30/98       Infotrac                                     12        Chelmsford          $30.85
4/26/99        Lucent Technologies                          18        Chelmsford         $328.41      Phone system
10/30/97       Lucent Technologies                          18        Chelmsford         $274.93      Phone system
12/3/98        Pitney Bowes                                 48        Ann Arbor          $207.00      Postage meter & scale
3/9/99         GMAC                                         36        Ann Arbor          $743.20      1999 Escalade - Auto Lease

Schedule 5.d - Permitted Indebtedness




                               LIST OF BORROWINGS

- Genomic Solutions Inc. (the "Company") has a $2,000,000 bank borrowing facility evidenced by a Letter Loan Agreement dated August 10, 1998 and Amendment No. I to Letter Loan Agreement dated April 29, 1999 with Comerica. Bank. TIES facility is available until July 1, 2000.

- Genomic Solutions Inc. has a fixed asset Master Lease Agreement dated as of June 24, 1998 between Genomic Solutions and Transamerica Business Credit, whereby Genomic Solutions may finance up to $1,500,000 in various laboratory, office and computer equipment.

- Genomic Solutions Inc., as governed by the First Amendment to the Master Lease Agreement dated as of October 13, 1999 between Genomic Solutions and Transamerica Business Credit, may finance up to S1,500,000 in various laboratory, office and computer equipment.

- Genomic Solutions Inc. entered into a loan agreement with several lenders, who are also shareholders in the Company. The total loan was $6,000,000 entered into on April 23, 1999. The obligation to repay the loan is evidenced by promissory notes.

- Genomic Solutions Inc. entered into a loan agreement with several lenders, who are also shareholders in the Company. The total loan was $3,500,000 entered into on October 28, 1999. The obligation to repay the loan is evidenced by promissory notes.

II. GENOMIC SOLUTIONS LTD LEASES



Date of          Agreement with                  Length of              Monthly                   Comments
Agreement                                       Agreement-              Payment
                                                  months


  6/2/97        Peugeot Finance                     48             Pound Sterling 338.62       Auto Lease - Van
 3/30/98        Caryle Finance                      36             Pound Sterling 395.84       Auto Lease - Ford Scarpio
 1/20/99        Guarantee Finance                   36             Pound Sterling 425.50       Auto Lease - Peugeot
11/27/96        Lombard North Central PLC           36             Pound Sterling 208.39       Auto Lease
  2/2/98        Caryle Finance                      36             Pound Sterling 283.81       Auto Lease - Mondeo
12/23/98        Guarantee Finance                   48             Pound Sterling 443.20       Auto Lease - BMW
11/27/98        Caryle Finance                      36             Pound Sterling 358.24       Auto Lease - Rover
  6/4/99        Lombard North Central PLC           36             Pound Sterling 380.37       Auto Lease - Peugeot
 3/24/99        General Guarantee Finance           36             Pound Sterling 494.20       Auto Lease - Peugeot
 7/20/99        Financial Services                  36             Pound Sterling 278.20       Auto Lease - Rover
 2/19/98        British Linen Ltd.                  58             Pound Sterling 399.89       Milling Machine & ancillary equipment
 9/11/98        Schroders Leasing Ltd.              36             Pound Sterling 592.46       NEC MT1020 LCD Projector
 2/13/98        Apple Commercial Credit             36             Pound Sterling 688.07       Epic Pentium II Computer
 5/29/98        Dell Financial Services             36             Pound Sterling 363.02       Computer Equipment
 4/29/97        Danwood Financial Services          60             Pound Sterling 420.06       Sharp Photocopier
 4/15/99        Winter thru Life UK Limited        120                 Scaled                  Facility Lease - 8 Blackstone Road
                                                                                               Huntingdon, Cambridgeshire, UK



III. GENOMIC SOLUTIONS K.K. LEASES



Date of          Agreement with                  Length of           Monthly               Comments
Agreement                                       Agreement-           Payment
                                                  months


 4/21/98        Chuo Tochi K.K.                     24             Yen 639,000             Facility lease in Tokyo, Japan
                                                                                           May 1, 98 - April 30, 2000

                Various                                                                    General office equipment, fax and copier


GENOMIC SOLUTIONS LTD.

BANK BORROWING FACILITIES WITH NATIONAL WESTMINSTER BANK PLC.:

- Genomic Solutions Ltd. has an overdraft facility with National Westminster Bank Plc. whereby Genomic Solutions Ltd. may borrow up to approximately 120,000 pound sterling (S200,000). Outstanding borrowings bear interest at the bank's prime rate plus 2.75% and are collateralized primarily by a stand-by letter of credit issued by the parent company's (Genomic Solutions Inc.) bank (Comerica Bank).

- Genomic Solutions Ltd. has a line of credit agreement with National Westminster Bank Plc. whereby Genomic Solutions Ltd. may borrow up to 75,000 pound sterling (approximately $120,000). Outstanding borrowings bear interest at 10.5% and are collateralized by eligible accounts receivable.

- Note payable by Genomic Solutions Ltd. payable in monthly installments of $4,167 plus interest at 10.5% through November 2000. Lender is National Westminster Bank Plc.

- Note payable by Genomic Solutions Ltd. payable in monthly installments of S2,778, plus interest at 10.5% through January 2001. Lender is National Westminster Bank Plc,

See attached Security Schedule of securities given by Genomic Solutions Ltd.

                                 March 24, 2000



Genomic Solutions, Inc.
4355 Varsity Drive, Suite E
Ann Arbor, MI  48108
                                        AMENDMENT NO. 3 TO LETTER LOAN AGREEMENT
Gentlemen:

         This letter (this "Amendment"), amends the Letter Loan Agreement dated August 10, 1998 (as amended by the Amendment No. 1 to Letter Loan Agreement dated April 29, 1999 and Amendment No. 2 to Letter Loan Agreement dated February 29, 2000 but effective as of September 30, 1999, the "Agreement") by and between Comerica Bank, a Michigan banking corporation ("Bank"), and Genomic Solutions, Inc., a Delaware corporation ("Company"). Terms used and not otherwise defined in this Amendment have the meanings ascribed to them in the Agreement.

         In consideration of the mutual promises made in this Amendment, and other valuable consideration, the receipt and sufficiency of which is acknowledged, Bank and Company agree as follows:

1. The first unnumbered paragraph on page one of the Agreement is amended by replacing the term "Two Million Dollars ($2,000,000)" with the term "Twenty Two Million Dollars ($22,000,000)."

2  .     Section 1 of the Agreement is amended to insert the following definitions in appropriate alphabetical order:

         "Cash" shall mean money, currency or a credit balance in a general deposit account with a financial institution.


         "Cash Equivalents" shall mean (i) unencumbered securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than three years from the date of acquisition, (ii) unencumbered marketable direct obligations issued by any State of the United States of America or any local government or other political subdivision thereof rated (at the time of acquisition of such security) at least AA by Standard & Poor's Corporation ("S&P") or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") having maturities of not more than one year from the date of acquisition, (iii) unencumbered U.S. Dollar

Genomic Solutions, Inc.
March 24, 2000
Page 2


         denominated time deposits, certificates of deposit and bankers' acceptances of (x) Bank, (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (z) any bank whose short-term commercial paper rating (at the time of acquisition of such security) by S&P is at least A-l or the equivalent thereof or by Moody's is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iv) unencumbered commercial paper and variable or fixed rate notes issued by Bank or by the parent company of Bank and commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating (at the time of acquisition of such security) of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long-term unsecured debt rating (at the time of acquisition of such security) of at least AA or the equivalent thereof by S&P or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition and (v) unencumbered repurchase agreements with Bank maturing within one year from the date of acquisition that are fully collateralized by investment instruments that would otherwise be Cash Equivalents.

         "Liquid Assets" shall mean Cash, and Cash Equivalents.

         "unencumbered" shall mean with respect to any asset, that such asset is not subject to any voluntary or involuntarily lien, security interest, mortgage, pledge or other encumbrance, including without limitation any lien or security interest in favor of the Bank.

3. Section 2 of the Agreement is amended by replacing the term "Two Million Dollars ($2,000,000)" with the term "Twenty Two Million Dollars ($22,000,000)."

4.       The following Section 2 A is inserted immediately after Section 2:

         2A Standby letters of credit ("Letters of Credit") may be issued by Bank on behalf of Company from time to time under the Line of Credit. The undrawn amount of the Letters of Credit shall not exceed Two Million Dollars ($2,000,000) at any time. Letters of Credit shall be on terms and conditions (including fees) and issued subject to documentation acceptable to Bank. Each Letter of Credit shall expire on the earlier to occur of 360 days from its date of issuance and the Maturity Date as set forth in the Note.

5.       Section 3 is amended to add the following Section (g):

Genomic Solutions, Inc.
March 24,  2000
Page 3


         (g) Proceeds of loans under the Line of Credit and Letters of Credit shall be used for general, corporate purposes, including working capital.

6. Section 4(m) is amended to replace the term "April 1998 Subordinated Debt" with the term "April 1999 Subordinated Debt."

7.       Section 4 of the Agreement is amended to add the following subsections
         (n) and (o):

         (n) Maintain at all times after Company's initial public offering (including without limitation after payment of the debt now owing under the April 1999 and October, 1999 Subordinated Debt financing) unencumbered Liquid Assets of at least $10,000,000.

         (o) Maintain at all times cash collateral acceptable to and under the control of the Bank in which Bank shall have a first priority, perfected security interest in an amount not less than $20,000,000. If and when the Line of Credit is permanently and irrevocably reduced, the amount of cash collateral required shall be reduced by the amount by which the Line of Credit is reduced.

8.       Section 5(c)(viiI) is amended to read in its entirety:

         (viii) liens or encumbrances on assets of Company and its subsidiaries in connection with the April, 1999 Subordinated Debt financing and the October, 1999 Subordinated Debt financing.


9. The form of promissory note annexed to this Amendment as Exhibit A is substituted for the form of promissory note annexed to the Agreement as Exhibit A.

Genomic Solutions, Inc.
March 24, 2000
Page 4

10. In consideration for the Bank's entering into this Amendment, within 31 days of the date of this Amendment, the Company shall pay the Bank a non-refundable closing fee of $37,500. In addition, Company shall reimburse Bank for all of Bank's out-of-pocket expenses and reasonable attorney fees incurred in connection with the closing of the transactions contemplated by this Amendment.

11. The Company hereby reaffirms the representations and warranties set forth in
Section 3 of the Agreement and acknowledges and confirms that those representations and warranties are continuing representations and warranties during the life of the Agreement.

12. The effectiveness of this Amendment is conditioned on the Bank's receipt of the following:

          a. A fully executed promissory note in the form annexed hereto as Exhibit A.

          b. The documents required by the attached Closing Agenda, fully executed by the parties thereto the Banks satisfaction.

13. Except as amended by this Amendment, the terms of the Agreement and the other Loan Documents shall remain in full force and effect.

14. If the foregoing is acceptable to Company, please indicate such with the authorized signature of Company as provided below.

                                  Very truly yours,

                                  COMERICA BANK



                                  By: Ronald M. Ruks
                                      ------------------------------------------

                                  Its: Assistant Vice President
                                      ------------------------------------------




ACCEPTED AND AGREED:

GENOMIC SOLUTIONS, INC.

Genomic Solutions, Inc.
March 24, 2000
Page 5




By:      Jeffrey S. Williams
         -----------------------
Its:     President and CEO
         -----------------------
Dated:
         -----------------------


Each of the undersigned Guarantors acknowledges the Company's execution of the foregoing Amendment and consents to the terms of the Amendment. Each Guarantor ratifies and confirms its Guaranty of the obligations of the Company to the Bank and acknowledges that such Guaranty remains in fully force and effect in accordance with its terms.

GENOMIC SOLUTIONS, K.K.



By:      Jeffrey S. Williams
         ---------------------------
Its:     Chairman
         ---------------------------
Dated:
         ---------------------------


GENOMIC SOLUTIONS, LTD.


By:      Jeffrey S. Williams
         ---------------------------
Its:     Chairman
         ---------------------------
Dated:
         ---------------------------

                    AMENDMENT NO.1 TO SUBORDINATION AGREEMENT

         This Amendment No. 1 to Subordination Agreement (this "Amendment") is made as of March 24, 2000 by and among the Genomic Solutions, Inc., Genomic Solutions, Ltd. and Genomic Solutions K.K., (each, a "Borrower") and, together, (the "Borrowers"), the parties listed on the signature pages hereto as Creditors (each "Creditor") and collectively ("Creditors") and Comerica Bank ("Bank").

                                    RECITALS

A. The parties have entered into the Subordination Agreement dated as of April 23, 1999 (the "Subordination Agreement").

B.   The parties wish to amend the Subordination Agreement as provided herein.

     THEREFORE, in consideration of the recitals, and other valuable consideration, the receipt and sufficiency of which is acknowledge, Bank, Borrowers and Creditors agree as follows:

1. The proviso following the phrase (the "Senior Indebtedness") in the tenth line of Section 1 of the Subordination Agreement is amended to read:

     provided, however, that Senior Indebtedness does not include aggregate principal amounts at any one time outstanding in excess of the sum of (a) an amount equal to $3,000,000 during the calendar year 1999, $6,000,000 during the calendar year 2000, $7,000,000 during the calendar year 2001 and $8,000,000 during the calendar year 2002 and thereafter, plus (b) the aggregate principal amount of all indebtedness owing from time to time from the Borrower to the Bank secured by cash and/or cash equivalents to the extent such indebtedness is paid or satisfied by such cash and/or cash equivalents.

1. Section 20 of the Subordination Agreement is amended to add the following additional subsection 20G.

     G. Notwithstanding anything to the contrary in this Agreement, if the Borrower closes an initial public offering on or before June 1, 2001 pursuant to the Registration Statement filed with the Securities and Exchange Commission and proceeds of that initial public offering exceed $50,000,000 (an "IPO"), then Creditors may ask for, demand, sue for, take or receive from Borrowers the full outstanding principal balance of the Notes notwithstanding whether a Standstill Notice has been given to Creditors.

2. After an IPO, evidence of the Subordinated Indebtedness shall no longer be required to contain the restrictive legend set forth in the second sentence of
Section 6 of the Subordination Agreement.

3. Except as amended by this Amendment, the terms of Subordination Agreement shall remain in full force and effect.

      Executed as of the date first written above.

                    [Signatures begin on the following page]

   WHITE PINES LIMITED PARTNERSHIP I
   By: White Pines G.P., L.L.C. its general
       partner


   By: /s/ Frederick L. Yocum
       -----------------------------
       Frederick L. Yocum, Chairman



   PACIFIC CAPITAL, L.P.
   By:  WP Pacific G.P., L.L.C., a general
        partner



   By: /s/ Frederick L. Yocum
       -----------------------------
       Frederick L. Yocum, Chairman
IAN R. N. BUND SMITH BARNEY
   PROTOTYPE PS PLAN ACCOUNT
   #206-08291-12445
YOCUM CONSULTING ASSOCIATES, INC.
VOLUNTEER HEALTHCARE ASSOCIATES, L.L.C
MCDONALD INVESTMENTS INC. CUSTODIAN
   FBC S. STERLING MCMILLAN III IRA
   ROLLOVER ACCOUNT #85362191
RONALD G. KALISH LIVING TRUST U/A/D
   SEPTEMBER 9, 1997
LOIS F. MARLER
MCDONALD INVESTMENTS INC. CUSTODIAN
   FBO DANIEL J. BOYLE IRA
   ROLLOVER ACCOUNT #85314893
NATIONAL CITY BANK OF MI/IL CUSTODIAN
   FBO HERBERT S. AMSTER IRA
   ROLLOVER ACCOUNT DATED JUNE 12, 1991
   #MI-1491-00-4
KANTNER AND ASSOCIATES PROFIT SHARING
   PLAN U/A/D JANUARY 1, 1991
MICHAEL G. WILLIAMS
By:  White Pines Management, L.L.C.,
     a Michigan limited liability
     company, attorney-in-fact


By: /s/ Frederick L. Yocum
------------------------------
 Frederick L. Yocum, Chairman

COMERICA BANK                                        BANK'S ADDRESS:


By:  Ronald M. Ruks                                  500 Woodward Avenue
    -------------------------------                  Detroit, MI 48226
Its:  Assistant Vice President
    -------------------------------


                            BORROWER'S ACKNOWLEDGMENT

The undersigned ("Borrowers") accept notice of the subordination created by this Agreement and agree that they will take no action inconsistent with this Agreement. Borrowers agree that the Bank may, at its option, without notice and without limiting Bank's other rights, upon any breach by Creditors holding at least 10% of the aggregate outstanding principal amount of the Subordinated Indebtedness ("Material Creditors") of, or purported termination by Material Creditors of, this Agreement, declare all Senior Indebtedness to be immediately due and payable and/or terminate any commitments of Bank to Borrowers.


GENOMIC SOLUTIONS, INC.                     BORROWERS' ADDRESS


By:  Jeffrey S. Williams                    4355 Varsity Drive
    -------------------------------         Ann Arbor, MI 48108
Its: President & CEO
    -------------------------------

GENOMIC SOLUTIONS, LTD


By:  Jeffrey S. Williams
    -------------------------------
Its: Chairman
    -------------------------------
GENOMIC SOLUTIONS, K.K.


By:  Jeffrey S. Williams
    -------------------------------
Its: Director
    -------------------------------

                      AMENDMENT NO. 1 TO SUBORDINATION AGREEMENT

     This Amendment No. 1 to Subordination Agreement (this "Amendment") is made as of March 24, 2000 by and among the Genomic Solutions, Inc., Genomic Solutions, Ltd. and Genomic Solutions K.K., (each, a "Borrower") and, together, (the "Borrowers"), the parties listed on the signature pages hereto as Creditors (each "Creditor") and collectively ("Creditors") and Comerica Bank ("Bank").


                                   RECITALS


A. The parties have entered into the Subordination Agreement dated as of October 28, 1999 (the "Subordination Agreement").

B.  The parties wish to amend the Subordination Agreement as provided herein.

    THEREFORE, in consideration of the recitals, and other valuable consideration, the receipt and sufficiency of which is acknowledge, Bank, Borrowers and Creditors agree as follows:

1. The proviso following the phrase (the "Senior Indebtedness") in the tenth line of Section 1 of the Subordination Agreement is amended to read:

    provided, however, that Senior Indebtedness does not include aggregate principal amounts at any one time outstanding in excess of the sum of (a) an amount equal to $3,000,000 during the calendar year 1999, $6,000,000 during the calendar year 2000, $7,000,000 during the calendar year 2001 and $8,000,000 during the calendar year 2002 and thereafter, plus (b) the aggregate principal amount of all indebtedness owing from time to time from the Borrower to the Bank secured by cash and/or cash equivalents to the extent such indebtedness is paid or satisfied by such cash and/or cash equivalents.

1. Section 20 of the Subordination Agreement is amended to add the following additional subsection 20G.

    G. Notwithstanding anything to the contrary in this Agreement, if the Borrower closes an initial public offering on or before June 1, 2001 pursuant to the Registration Statement filed with the Securities and Exchange Commission and proceeds of that initial public offering exceed $50,000,000 (an "IPO"), then Creditors may ask for, demand, sue for, take or receive from Borrowers the full outstanding principal balance of the Notes notwithstanding whether a Standstill Notice has been given to Creditors.

2. After an IPO, evidence of the Subordinated Indebtedness shall no longer be required to contain the restrictive legend set forth in the second sentence of
Section 6 of the Subordination Agreement.

3. Except as amended by this Amendment, the terms of Subordination Agreement shall remain in full force and effect.

    Executed as of the date first written above.


                      [Signatures begin on the following page]

     WHITE PINES LIMITED PARTNERSHIP I
     By:  White Pines G.P., L.L.C. its general
          partner

     By:  /s/ Frederick L. Yocum
          ------------------------------------
          Frederick L. Yocum, Chairman

     PACIFIC CAPITAL, L.P.
     By:  WP Pacific G.P., L.L.C., a general
          partner

     By:  /s/ Frederick L. Yocum
          ------------------------------------
          Frederick L. Yocum, Chairman

IAN R. N. BUND
YOCUM CONSULTING ASSOCIATES, INC.
VOLUNTEER HEALTHCARE ASSOCIATES, L.L.C.
RONALD G. KALISH LIVING TRUST U/A/D
     SEPTEMBER 9, 1997
McDONALD INVESTMENTS INC. CUSTODIAN
     FBO DANIEL J. BOYLE IRA ROLLOVER
     ACCOUNT #85314893
KANTNER AND ASSOCIATES PROFIT SHARING
     PLAN U/A/D JANUARY 1, 1991
MICHAEL G. WILLIAMS
By:  White Pines Management, L.L.C.,
     a Michigan limited liability
     company, attorney-in-fact

By:  /s/ Frederick L. Yocum
     -----------------------------------------
     Frederick L. Yocum, Chairman

COMERICA BANK                            BANK'S ADDRESS:

By: Ronald M. Ruks                       500 Woodward Avenue
   --------------------------            Detroit, MI 48226
Its: Assistant Vice President
    -------------------------

                             BORROWER'S ACKNOWLEDGMENT


The undersigned ("Borrowers") accept notice of the subordination created by this Agreement and agree that they will take no action inconsistent with this Agreement. Borrowers agree that the Bank may, at its option, without notice and without limiting Bank's other rights, upon any breach by Creditors holding at least 10% of the aggregate outstanding principal amount of the Subordinated Indebtedness ("Material Creditors") of, or purported termination by Material Creditors of, this Agreement, declare all Senior Indebtedness to be immediately due and payable and/or terminate any commitments of Bank to Borrower:

GENOMIC SOLUTIONS, INC.                      BORROWERS' ADDRESS

By: Jeffrey S. Williams                      4355 Varsity Drive
   -------------------------------           Ann Arbor, MI 48108
Its: President and CEO
    ------------------------------

GENOMIC SOLUTIONS, LTD.

By: Jeffrey S. Williams
   -------------------------------
Its: Chairman
    ------------------------------

GENOMIC SOLUTIONS, K.K.

By: Jeffrey S. Williams
   -------------------------------
Its: Director
    ------------------------------

                                 April 28, 2000



Genomic Solutions Inc.
4355 Varsity Drive, Suite E
Ann Arbor, MI  48108
                                       AMENDMENT NO. 4 TO LETTER LOAN AGREEMENT
Gentlemen:

         This letter (this "Amendment"), amends the Letter Loan Agreement dated August 10, 1998 (as amended by the Amendment No. 1 to Letter Loan Agreement dated April 29, 1999, Amendment No. 2 to Letter Loan Agreement dated February 29, 2000 but effective as of September 30, 1999, and Amendment No. 3 to Letter Loan Agreement dated March 24, 2000 the "Agreement") by and between Comerica Bank, a Michigan banking corporation ("Bank"), and Genomic Solutions Inc., a Delaware corporation ("Company"). Terms used and not otherwise defined in this Amendment have the meanings ascribed to them in the Agreement.

         In consideration of the mutual promises made in this Amendment, and other valuable consideration, the receipt and sufficiency of which is acknowledged, Bank and Company agree as follows:

         1. The first unnumbered paragraph on page one of the Agreement is amended by replacing the term "Twenty Two Million Dollars ($22,000,000)" with the term "Thirty Two Million Dollars ($32,000,000)."

         2. Section 2 of the Agreement is amended by replacing the term "Twenty Two Million Dollars ($22,000,000)" with the term "Thirty Two Million Dollars ($32,000,000)."

         3. Subsection 4(o) of the Agreement is amended to read in its entirety:

         (o) Maintain at all times cash collateral acceptable to and under the control of the Bank in which Bank shall have a first priority, perfected security interest in an amount not less than $30,000,000. If and when the Line of Credit is permanently and irrevocably reduced, the amount of cash collateral required shall be reduced by the amount by which the Line of Credit is reduced.

         4. The form of promissory note annexed to this Amendment as Exhibit A is substituted for the form of promissory note annexed to the Agreement as Exhibit A.

Genomic Solutions Inc.
April 28, 2000
Page 2



         5. In consideration for the Bank's entering into this Amendment, the Company shall pay the Bank upon execution of this Amendment, a non-refundable closing fee of $18,750. In addition, Company shall reimburse Bank for all of Bank's out-of-pocket expenses and reasonable attorney fees incurred in connection with the closing of the transactions contemplated by this Amendment.

         6. The Company hereby reaffirms the representations and warranties set forth in Section 3 of the Agreement and acknowledges and confirms that those representations and warranties are continuing representations and warranties during the life of the Agreement.

         7. The effectiveness of this Amendment is conditioned on the Bank's receipt of a fully executed promissory note in the form annexed hereto as Exhibit A.

         8. Except as amended by this Amendment, the terms of the Agreement and the other Loan Documents shall remain in full force and effect.

         9. If the foregoing is acceptable to Company, please indicate such with the authorized signature of Company as provided below.

                                            Very truly yours,

                                            COMERICA BANK


                                            By: Ronald M. Ruks
                                               -------------------------------


                                            Its: Assistant Vice President
                                                ------------------------------


ACCEPTED AND AGREED:

GENOMIC SOLUTIONS INC.


By:     Jeffrey S. Williams
       ---------------------------

Its:    President and CEO
       ---------------------------

Dated:
       ---------------------------

Each of the undersigned Guarantors acknowledges the Company's execution of the foregoing

Genomic Solutions Inc.
April 28, 2000
Page 3



Amendment and consents to the terms of the Amendment. Each Guarantor ratifies and confirms its Guaranty of the obligations of the Company to the Bank and acknowledges that such Guaranty remains in fully force and effect in accordance with its terms.
GENOMIC SOLUTIONS, K.K.


By:    Jeffrey S. Williams
       ----------------------------

Its:   Director
       ----------------------------

Dated:
       ----------------------------


GENOMIC SOLUTIONS, LTD.


By:    Jeffrey S. Williams
       ----------------------------


Its:   Chairman
       ----------------------------

Dated:
       ----------------------------